INNOVATIVE
Industrial Properties

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678	123456789012345	
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

CLASS A COMMON STOCK

PAR VALUE $0.001

CLASS A COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Certificate Number
ZQ00000000

INNOVATIVE
Industrial Properties

Shares
000000****************
000000**************
****000000****************
*****000000***************
******000000**************

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

CUSIP 45781V 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF

Innovative Industrial Properties, Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

FACSIMILE SIGNATURE TO COME
President

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
SEAL
JUNE 15, 2016
MARYLAND

FACSIMILE SIGNATURE TO COME
Secretary

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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INNOVATIVE INDUSTRIAL PROPERTIES, INC.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of any class or series of the Corporation's stock in excess of the Aggregate Share Ownership Limit or Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit applicable to such Excepted Holder shall apply); (ii) no Person may Beneficially or Constructively Own shares of the Corporation's stock that would result in the Corporation being "closely held" under Section 856(h) of the Code (including Beneficial or Constructive Ownership that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the shares of the Corporation's stock being owned by fewer than 100 Persons. Any Person who acquires or attempts or intends to acquire Beneficial or Constructive Ownership of shares of the Corporation's stock which causes or may cause a Person to Beneficially or Constructively Own shares of the Corporation's stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice to the Corporation. If any of the restrictions on transfer or ownership provided in (i) or (ii) above are violated, the shares of the Corporation's stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by its Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of the Corporation's stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ______________________ hereby sell, assign and transfer unto [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: ______________________________ 20__________

Signature: ______________________________________

Signature: ______________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

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